Exhibit 32.1
Certification
Pursuant to Section 1350 of Chapter 63 of Title 18 of the
United States Code as Adopted Pursuant to Section 906
of the Sarbanes-Oxley Act of 2002
In connection with the filing of the Quarterly Report on Form 10-Q/A of Harris Stratex Networks, Inc. (“Harris Stratex”) for the fiscal quarter ended September 28, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Harald J. Braun, President and Chief Executive Officer of Harris Stratex, hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. §1350, that:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Harris Stratex as of the dates and for the periods expressed in the Report.

Dated: September 25, 2008	/s/ Harald J. Braun
	Name:	Harald J. Braun
	Title:	President and Chief Executive Officer